Exhibit 10.2

THIS NOTE HEREOF HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW FOR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS IT HAS BEEN SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SECURED PROMISSORY NOTE

Principal Amount:  $250,000.00                                                                                                                 Issue Date:  December 11, 2008

FOR VALUE RECEIVED, the undersigned, Percipio Biosciences, Inc., a Delaware corporation (the “Borrower” or the “Company”), hereby promises to pay to the order of Oxis International, Inc. (together with each of their said heirs, personal representatives, successors and assigns, and any such bearer, being hereinafter referred to collectively as  the “Holder”), on or before December 11, 2011 (the “Maturity Date”), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) (this “Note” or the “Loan”) bearing interest at a rate of Six Percent (6%).  For purposes of this Note, “Borrower” shall mean all successors in interest and assignees, including, without limitation, pursuant to a merger, consolidation, reorganization, recapitalization or other similar restructuring event (collectively, a “Reorganization”), and all endorsers, sureties and guarantors and any other person liable or to become liable with respect to the Loan.

1.           Monthly Payment of Principal and Interest.  Six months from the Issue Date, the Borrower shall be required to begin making monthly payments of 1/30th of the principal amount of the Note so that the Note will be fully repaid on the Maturity Date, as shown in Schedule A.  Interest shall also be repaid monthly, with payment of interest due upon the repayment of principal.

2.           Repayment Minimum.  During any fiscal quarter of the Borrower beginning six months after the Issue Date, payments of principal and interest to the Holder shall be no less than 40% of Borrower’s Net Income (“Borrower’s Net Income” shall mean the net income of the Borrower computed using GAAP-compliant methods).

3.           Prepayment.  Borrower shall pay the entire outstanding principal balance under this Note, (the “Indebtedness”), at anytime, in the Borrower’s sole discretion, on or before the Maturity Date without penalty.

4.           Accounts Receivable.  This Note is being issued in conjunction with execution of an Asset Purchase Agreement and involves the transfer of an accounts receivable portfolio from the Holder to the Borrower that totals $253,332.16.  This accounts receivable portfolio includes $36,603.22 in receivables that are aged 0-30 days, $66,341.49 in receivables that are aged 30-60 days, and $150,387.45 in receivables that are aged over 60 days.  If any of the respective amounts are not collected by Borrower, whether because they were invalid, collected by Holder, or for any other reason, within ninety (90) days, the uncollected amount shall be applied as a credit towards repayment of the Indebtedness upon Borrower agreeing to assign the uncollected amounts back to Holder.

5.           Security Interest.  The Indebtedness shall be secured and Holder shall be granted a first priority security interest in all of the assets of the Borrower and the Holder shall be permitted to file a UCC-1 Financing Statement in the appropriate jurisdiction(s) recording such security interest.

6.           Acknowledgement by the Holder.  The Holder hereby represents and warrants to the Borrower that the Holder has sufficient knowledge and experience of financial and business matters so that

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the Holder is able to evaluate the merits and risks of purchasing this Note and the Holder has had substantial experience in previous private and public purchases of securities.

7.           Event of Default.  Any of the following shall constitute an “Event of Default” under this Note, and shall give rise to the remedies provided in Section 8 herein:

(a)	The failure by the Borrower to pay the Indebtedness or otherwise to satisfy when due, as contemplated in Sections 1 or 2.

(b)
If the Borrower:  (i) makes a general assignment for the benefit of creditors; (ii) is adjudicated a bankrupt or insolvent; (iii) files a voluntary petition in bankruptcy; (iv) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect; (v) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within 30 days after the date of the commencement thereof; (vi) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within 30 days thereafter; or (vii) takes any action in furtherance of any of the foregoing;

(c)
Any merger, liquidation, dissolution or winding up of the Borrower or its business or any sale of all or substantially all of the Borrower’s capital stock or assets; provided, however, the merger or sale of the Borrower with a successor entity that acknowledges and expressly assumes in writing the Borrower’s obligations hereunder shall not be considered an “Event of Default” for purposes hereof; or

8.           Remedies on Default.  If any Event of Default shall occur and be continuing for a period of sixty (60) calendar days, the Holder shall, in addition to any and all other available rights and remedies, have the right, at the Holder’s option unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of a subsequent default), to:  (a) declare the entire unpaid principal balance of this Note, together with all other sums due by the Borrower hereunder (the “Default Amount”), to be immediately due and payable; and (b) pursue any and all available remedies for the collection of such principal and other sums to enforce its rights as described herein; and in such case the Holder may also recover all costs of suit and other expenses in connection therewith, including reasonable attorney’s fees for collection and the right to equitable relief (including, but not limited to, injunctions) to enforce the Holder’s rights as set forth herein.

9.           Certain Waivers.  Except as otherwise expressly provided in this Note, the Borrower hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment and default with respect to the Indebtedness evidenced hereby.  The Borrower hereby expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Borrower.

10.           Waivers and Amendments; Cumulative Remedies.  Neither any provision of this Note nor any performance hereunder may be waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver or discharge is sought.  No right or remedy conferred upon the parties under this Note is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection herewith, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and/or now or hereafter existing at law or in equity or otherwise.

11.           Governing Law.  This Note shall be deemed to be a contract made under the laws of the State of Delaware and shall be governed by, and construed in accordance with, the laws of the State of
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Delaware without giving effect to the principles of conflicts of law.  If either party shall commence an action or proceeding to enforce any provision of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12.           Consent to Jurisdiction and Service of Process.  The Borrower by execution, and the Holder by acceptance, hereof each consent to the jurisdiction of any federal district court in the State of Delaware having competent jurisdiction.  The Borrower waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as the Holder may elect, by certified mail directed to the Borrower at the location provided for in Section 14 hereof, or, in the alternative, in any other form or manner permitted by law.

13.           Additional Documents.  From time to time the Holder will execute and deliver to the Borrower such additional instruments as the Borrower may reasonably request to effectuate the purposes of this Note.

14.           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or by nationally recognized overnight courier or sent via facsimile addressed to:

If to the Borrower:

Percipio Biosciences, Inc.
Attn: Robert Brooke, President
___________________
___________________
___________________

If to the Holder:

Oxis International, Inc.
Attn: Maurice Spitz, Chief Executive Officer
323 Vintage Park Drive, Suite B
Foster City, California 94404
Fax: 650-212-2569

or at such other address as shall have been furnished to the other party in writing.  All such notices and other written communications shall be effective:  (a) if mailed, five days after mailing; (b) if delivered, upon delivery; and (c) if sent via facsimile, upon confirmation of receipt.

15.           Severability.  If any provision of this Note is prohibited or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor the remaining provisions hereof, nor render unenforceable such provision in any other jurisdiction.

16.           Assignment.  This Note shall inure to the benefit of, and shall be binding upon, the Borrower and the Holder and their respective successors and permitted assigns.  Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party.

17.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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A facsimile signature of any party shall be considered to have the same binding legal effect as an original signature.

18.           No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meeting of stockholders for the election of directors of the Borrower or any other matters or any rights whatsoever as a stockholder of the Borrower; and no dividends shall be payable or accrued in respect of this Note.

JURY WAIVER.  THE BORROWER BY EXECUTION, AND THE HOLDER BY ACCEPTANCE, HEREOF EACH CONSENT THAT IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS NOTE, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS NOTE, THE PERFORMANCE OF THIS NOTE, OR THE RELATIONSHIP CREATED BY THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.  ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS NOTE WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS NOTE OF THE WAIVER OF THEIR RIGHT TO A TRIAL BY JURY.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note on and as of the date first set forth above.

PERCIPIO BIOSCIENCES, INC. a Delaware corporation, as Borrower

By: /s/ Robert Brooke
Name: Robert Brooke
Title: President

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SCHEDULE A – NOTE REPAYMENT SCHEDULE

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Note Repayment Schedule

Holder:                                      Oxis International, Inc.
Borrower:                                              Percipio Biosciences, Inc.

Issue Date:                                           12/1/2008
Interest Rate:                                           6%
Principal Amount:                                  $250,000
Term:                                               36 months
Deferral Period:                                        6 months

Payment	Date	Principal	Interest	Total
1	6/1/2009	8,333.33	$250.00	8,583.33
2	7/1/2009	8,333.33	$291.67	8,625.00
3	8/1/2009	8,333.33	$333.33	8,666.67
4	9/1/2009	8,333.33	$375.00	8,708.33
5	10/1/2009	8,333.33	$416.67	8,750.00
6	11/1/2009	8,333.33	$458.33	8,791.67
7	12/1/2009	8,333.33	$500.00	8,833.33
8	1/1/2010	8,333.33	$541.67	8,875.00
9	2/1/2010	8,333.33	$583.33	8,916.67
10	3/1/2010	8,333.33	$625.00	8,958.33
11	4/1/2010	8,333.33	$666.67	9,000.00
12	5/1/2010	8,333.33	$708.33	9,041.67
13	6/1/2010	8,333.33	$750.00	9,083.33
14	7/1/2010	8,333.33	$791.67	9,125.00
15	8/1/2010	8,333.33	$833.33	9,166.67
16	9/1/2010	8,333.33	$875.00	9,208.33
17	10/1/2010	8,333.33	$916.67	9,250.00
18	11/1/2010	8,333.33	$958.33	9,291.67
19	12/1/2010	8,333.33	$1,000.00	9,333.33
20	1/1/2011	8,333.33	$1,041.67	9,375.00
21	2/1/2011	8,333.33	$1,083.33	9,416.67
22	3/1/2011	8,333.33	$1,125.00	9,458.33
23	4/1/2011	8,333.33	$1,166.67	9,500.00
24	5/1/2011	8,333.33	$1,208.33	9,541.67
25	6/1/2011	8,333.33	$1,250.00	9,583.33
26	7/1/2011	8,333.33	$1,291.67	9,625.00
27	8/1/2011	8,333.33	$1,333.33	9,666.67
28	9/1/2011	8,333.33	$1,375.00	9,708.33
29	10/1/2011	8,333.33	$1,416.67	9,750.00
30	11/1/2011	8,333.33	$1,458.33	9,791.67

	Totals:	$250,000.00	$25,625.00	$275,625.00

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